UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2007 (January 12, 2007)

Pennsylvania Commerce Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3801 Paxton Street, Harrisburg, PA	17111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (717) 303 - 3000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2007, Pennsylvania Commerce Bancorp, Inc. issued a press release announcing changes to the bank’s senior executive management team. Dave Skerpon, Executive Vice President and Chief Retail Officer tendered his resignation.

On January 12, 2007, Victoria Chieppa was promoted to Senior Vice President of Bank Operations and appointed as a member of the bank’s senior executive management team. Mrs. Chieppa, age 57, began her work with Commerce Bank/Harrisburg, NA as Vice President Operations in which she was responsible for deposit services, electronic banking, transportation and the call center. In October 2005, store operations were added to the existing departments and her title changed to Vice President Store/Deposit Operations and in July 2006, cash management and loan servicing were brought under her management oversight as well. Prior to her employment with Commerce Bank/Harrisburg, NA in February 2003 she held a position with PNC Bank, Pittsburgh, PA as Vice President Financial Processing for PNC Advisors.

A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits

Exhibit No.

99.1  Press Release, dated January 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pennsylvania Commerce Bancorp, Inc.
(Registrant)

Date: January 17, 2007
/s/ Mark A. Zody
Mark A. Zody,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	DESCRIPTION

99.1	Press Release of Pennsylvania Commerce Bancorp, Inc. dated January 12, 2007